                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant: [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement
[_] Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Under Rule 14a-12

                                  MEDAREX, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
    (2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
    (4)   Proposed maximum aggregate value of transaction:

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    (5)   Total fee paid:

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    [_]   Fee paid previously with preliminary materials:

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    [_]   Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)   Amount Previously Paid:

          ----------------------------------------------------------------------
    (2)   Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
    (3)   Filing Party:

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    (4)   Date Filed:

Explanatory Note
----------------

         The information contained herein is being filed by Medarex, Inc., (the "Company") in compliance with Rule 304(a) of the Regulations S-T. While the stock performance graph included in the Company's Definitive Proxy Statement on
Schedule 14A as filed with the Securities and Exchange Commission on April 25, 2002, contained all required information, the tabular description of the Company's stock performance graph required by Rule 304(a) of Regulation S-T inadvertently omitted information relating to the Company's stock performance for the year ended December 31, 2001. A revised version of page 26 of the Definitive Proxy Statement setting forth the omitted information is included herewith. There are no other changes to the information contained in the Company's Definitive Proxy Statement effected by this filing.

STOCK PRICE PERFORMANCE GRAPH

         The graph and table below compare the cumulative total shareholder return (stock price appreciation plus reinvested dividends, if any) on an annual basis for our Common Stock against the cumulative total returns on the Nasdaq Stock Market Index (U.S.) and a peer group we selected for the period from December 31, 1996 through December 31, 2001. The peer group consists of the following biotechnology companies: Abgenix, Inc.; Imclone Systems, Inc.; Protein Design Labs, Inc.; Xoma Corporation; Cytogen Corporation; Idec Pharmaceuticals Corporation; Immunogen, Inc.; Cantab Pharmaceuticals plc; NeoRx Corporation; and Immunomedics, Inc. The relevant information with respect to the peer group was furnished by Research Data Group.

                              [GRAPH APPEARS HERE]

                                           12/96     12/97      12/98     12/99      12/00       12/01
             MEDAREX, INC.                100.00     75.00      43.30    532.14    1164.29      513.14
             NASDAQ STOCK MARKET (U.S.)   100.00    122.48     172.68    320.89     193.01      153.15
             PEER GROUP                   100.00     98.28      88.41    346.19     701.97      632.77

         The above graph and table assume $100 invested on December 31, 1996, with all dividends reinvested, in each of our Common Stock, the peer group and the Nasdaq Stock Market Index (U.S.).